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                                                                   EXHIBIT 10.2

                                                                [Rev. 10/31/94]

                      TENANT: BOSTON PRIVATE BANCORP, INC.

                                    LEASE OF

                             TEN POST OFFICE SQUARE

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I - BASIC LEASE PROVISIONS................................................................................1
         1.1.     INTRODUCTION....................................................................................1
         1.2.     BASIC DATA......................................................................................1
         1.3.     ADDITIONAL DEFINITIONS..........................................................................3

ARTICLE II - PREMISES AND APPURTENANT RIGHTS......................................................................5
         2.1.     LEASE OF PREMISES...............................................................................5
         2.2.     APPURTENANT RIGHTS AND RESERVATIONS.............................................................5

ARTICLE III - BASIC RENT..........................................................................................5
         3.1.     PAYMENT.........................................................................................5

ARTICLE IV - COMMENCEMENT AND CONDITION...........................................................................6
         4.1.     COMMENCEMENT RATE...............................................................................6
         4.2.     CONDITION OF THE PREMISES.......................................................................6

ARTICLE V - USE OF PREMISES.......................................................................................6
         5.1.     PERMITTED USE...................................................................................6
         5.2.     INSTALLATIONS AND ALTERATIONS BY TENANT.........................................................7

ARTICLE VI - ASSIGNMENT AND SUBLETTING............................................................................8
         6.1.     PROHIBITION.....................................................................................8

ARTICLE VII - RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD........10
         7.1.     LANDLORD REPAIRS...............................................................................10
         7.2.     TENANT'S AGREEMENT.............................................................................10
         7.3.     FLOOR LOAD - HEAVY MACHINERY...................................................................11
         7.4.     BUILDING SERVICES..............................................................................12
         7.5.     ELECTRICITY....................................................................................13

ARTICLE VIII - REAL ESTATE TAXES.................................................................................14
         8.1.     PAYMENT ON ACCOUNT OF REAL ESTATE TAXES........................................................14
         8.2.     ABATEMENT......................................................................................15
         8.3.     ALTERNATE TAXES................................................................................16

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ARTICLE IX - OPERATING AND UTILITY EXPENSES......................................................................16
         9.1.     DEFINITIONS....................................................................................16
         9.2.     TENANT'S PAYMENTS..............................................................................18

ARTICLE X - INDEMNITY AND PUBLIC LIABILITY INSURANCE.............................................................19
         10.1.    TENANT'S INDEMNITY.............................................................................19
         10.2.    PUBLIC LIABILITY INSURANCE.....................................................................20
         10.3.    TENANTS RISK...................................................................................20
         10.4.    INJURY CAUSED BY THIRD PARTIES.................................................................20

ARTICLE XI - LANDLORD'S ACCESS TO PREMISES.......................................................................20
         11.1.    LANDLORD'S RIGHTS..............................................................................20

ARTICLE XII - FIRE, EMINENT DOMAIN, ETC..........................................................................21
         12.1.    ABATEMENT OF RENT..............................................................................21
         12.2.    RIGHTS OF TERMINATION..........................................................................21
         12.3.    RESTORATION....................................................................................22
         12.4.    AWARD..........................................................................................22

ARTICLE XIII - DEFAULT...........................................................................................22
         13.1.    TENANT'S DEFAULT...............................................................................22
         13.2.    LANDLORD'S DEFAULT.............................................................................25

ARTICLE XIV - MISCELLANEOUS PROVISIONS...........................................................................25
         14.1.    EXTRA HAZARDOUS USE............................................................................25
         14.2.    WAIVER.........................................................................................25
         14.3.    COVENANT OF QUIET ENJOYMENT....................................................................26
         14.4.    LANDLORD'S LIABILITY...........................................................................26
         14.5.    NOTICE TO MORTGAGEE OR GROUND LESSOR...........................................................27
         14.6.    ASSIGNMENT OF RENTS AND TRANSFER OF TITLE......................................................27
         14.7.    RULES AND REGULATIONS..........................................................................27
         14.8.    ADDITIONAL CHARGES.............................................................................28
         14.9.    INVALIDITY OF PARTICULAR PROVISIONS............................................................28
         14.10.   PROVISIONS BINDING, ETC........................................................................28
         14.11.   RECORDING......................................................................................28
         14.12.   NOTICES........................................................................................28
         14.13.   WHEN LEASE BECOMES BINDING.....................................................................29
         14.14.   PARAGRAPH HEADINGS.............................................................................29
         14.15.   RIGHTS OF MORTGAGEE OR GROUND LESSOR...........................................................29
         14.16.   STATUS REPORT..................................................................................29
         14.17.   SECURITY DEPOSIT...............................................................................29
         14.18.   REMEDYING DEFAULTS.............................................................................30
         14.19.   HOLDING OVER...................................................................................30
         14.20.   WAIVER OF SUBROGATION..........................................................................31
         14.21.   EARLY TERMINATION..............................................................................31
         14.22.   SUBSTANTIATION OF CHARGES......................................................................32
         14.23.   SURRENDER OF PREMISES..........................................................................32

                                       ii

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         14.24.   SUBSTITUTE SPACE...............................................................................32
         14.25.   BROKERAGE......................................................................................32
         14.26.   GOVERNING LAW..................................................................................32

EXHIBIT AP (ADDITIONAL PROVISIONS)
EXHIBIT OC (OPERATING EXPENSES)
EXHIBIT CS (CLEANING SPECIFICATIONS)
EXHIBIT FP (FLOOR PLAN)
EXHIBIT FP-13 (13TH FLOOR PLAN)
EXHIBIT TS (TENANT'S SIGNS)

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                                      LEASE

         THIS INSTRUMENT IS A LEASE, dated as of October 31, 1994, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") known and numbered as Ten Post Office Square, Boston, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                       ARTICLE I - BASIC LEASE PROVISIONS

         1.1. INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

         1.2. BASIC DATA.

              LANDLORD: BEANROCK REALTY ASSOCIATES, a Massachusetts general partnership.

              LANDLORD'S ORIGINAL ADDRESS: c/o Leggat McCall Properties Management, L.P., 10 Post Office Square, Boston, Massachusetts 02109.

              TENANT: Boston Private Bancorp, Inc., a Massachusetts corporation.

              TENANT'S ORIGINAL ADDRESS: One Winthrop Square, Boston, MA 02110

              GUARANTOR: None.

              BASIC RENT: For the first Lease Year, Basic Rent shall be the sum of $334,237.00 ($17.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the second Lease Year, Basic Rent shall be the sum of
              $353,898.00 ($18.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the third Lease Year, Basic Rent shall be the sum of
              $373,559.00 ($19.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the fourth Lease Year, Basic Rent shall be the sum of
              $393,220.00 ($20.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the fifth and sixth Lease Years, Basic Rent shall be the sum of $412,881.00 ($21.00 per square foot of Premises Rentable
              Area) per annum as the same may be adjusted and/or abated pursuant to Section 12.1.

                   For the seventh Lease Year, Basic Rent shall be the sum of
              $432,542.00 ($22.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the eighth Lease Year, Basic Rent shall be the sum of
              $452,203.00 ($23.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the ninth Lease Year, Basic Rent shall be the sum of
              $471,864.00 ($24.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   For the tenth Lease Year, Basic Rent shall be the sum of
              $491,525.00 ($25.00 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated pursuant to
              Section 12.1.

                   In addition to the foregoing, Basic Rent with respect to the
              Storage Space shall be an amount equal to $8.00 per square foot of Storage Space Rentable Area, per annum, as the same may be adjusted and or abated pursuant to Sections 3.1 and 12.1.

              LEASE YEAR: As used herein, the term Lease Year shall mean the period commencing on the Commencement Date through and including the day immediately preceding the twelve-month anniversary of the Commencement Date, and every twelve-month period thereafter throughout the Term of this Lease.

              PREMISES RENTABLE AREA: 19,661 square feet as measured in accordance with the Measurement Method, being comprised of 5,832 square feet located on the ground floor of the Building, and 13,829 square feet located on the mezzanine level of the Building.

              STORAGE SPACE: Up to 1,000 square feet of enclosed and secured storage space located on the basement level of the Building, the precise location of which shall be designated by Landlord. Unless the context clearly otherwise requires, the term "Premises" as used in this Lease shall mean and include the Storage Space. Notwithstanding the foregoing, Tenant shall only utilize the Storage Space for the storage of its personal property, and shall not utilize the Storage Space (which does not have HVAC service) as a work area for Tenant's employees.

              PERMITTED USES: General administrative, clerical and business office uses, and the operation of a bank, and all uses ancillary thereto.

              ESCALATION FACTOR: 8.95%, as computed in accordance with the Escalation Factor Computation.

              INITIAL TERM: Approximately ten (10) years, commencing on the Commencement Date, and expiring at the close of the day on which the ten year

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              anniversary of the Commencement Date shall fall, provided, however, that if the Commencement Date shall be other than the first day of a calendar month, the Initial Term shall expire at the close of the last day of the calendar month in which such ten year anniversary shall fall.

              SECURITY DEPOSIT: As set forth in Section 14.17.

              BASE TENANT ELECTRICITY EXPENSES: The costs incurred by Landlord in supplying electricity to those portions of the Building leased or intended to be leased to tenants for the calendar year ending December 31,1995.

              BASE OPERATING EXPENSES: The Base Operating Expenses for the calendar year ending December 31, 1995.

              BASE UTILITY EXPENSES: The Utility Expenses for the calendar year ending December 31, 1995 (which do not include electricity supplied to those portions of the Building leased or intended to be leased to tenants).

              BASE TAXES: The real estate taxes assessed to the Property for the fiscal year ending June 30, 1995, as they may be reduced by the amount of any abatement.

     1.3.     ADDITIONAL DEFINITIONS.

              AGENT: Leggat McCall Properties Management, L.P.

              BROKER: Whittier Partners

              BUILDING RENTABLE AREA: 236,317 square feet measured in accordance with the Measurement Method.

              BUSINESS DAYS: All days except Saturday, Sunday, New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that Tenant presently or in the future recognizes as holidays for Tenant's general office staff.

              COMMENCEMENT DATE: February 1, 1995. Notwithstanding the foregoing, if the construction of the Initial Improvements (as defined in Exhibit AP) has not been substantially completed on or before February 1, 1995, then the Commencement Date shall be the first to occur of (i) the date immediately following the day on which the Initial Improvements have been substantially completed, or (ii) March 1, 1995. For purposes of this Lease, the term "substantially completed" shall mean (a) in the opinion of the supervisory architect for the Initial Improvements, such Initial Improvements have been completed in accordance with the plans and the Premises are in good and satisfactory condition, with the exception of the completion of minor punch list items, and (b) any required certificate of occupancy for the Premises shall have been obtained.

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              DEFAULT OF TENANT: As defined in Section 13.1.

              ESCALATION CHARGES: The amounts prescribed in Sections 7.5, 8.1 and 9.2.

              ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by 93% of the Building Rentable Area.

              FORCE MAJEURE: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

              INITIAL PUBLIC LIABILITY INSURANCE: $1,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

              MEASUREMENT METHOD: "Standard Method of Floor Measurement for Office Buildings", effective April 16, 1968, recommended by the Real Estate Board of New York, Inc., but excluding basement areas. Without limitation, such computation includes common areas of the Building notwithstanding the fact that such common areas are not contained within the premises.

              OPERATING EXPENSES: As set forth in Section 9.1.

              OPERATING YEAR: As defined in Section 9.1.

              PREMISES: A portion of the Building as shown on Exhibit FP annexed hereto.

              PROPERTY: The Building and the land parcels on which it is located (including adjacent sidewalks).

              TAX YEAR: As defined in Section 8.1.

              TAXES: As determined in accordance with Section 8.1.

              TENANT EXCESS ELECTRICITY EXPENSES: As defined in Section 7.5.

              TENANTS REMOVABLE PROPERTY: As defined in Section 5.2.

              TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

              UTILITY EXPENSES: As defined in Section 9.1.

                  ARTICLE II - PREMISES AND APPURTENANT RIGHTS

         2.1. LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

              2.2. APPURTENANT RIGHTS AND RESERVATIONS.

                   (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

                   (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but behind walls and above ceilings to the maximum extent practicable provided same may be accomplished without an adverse aesthetic impact to the lobby of the Building, and in any event in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

                            ARTICLE III - BASIC RENT

         3.1. PAYMENT.

                   (a) Tenant agrees to pay to Landlord, or as directed by
              Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that any installment of Basic Rent is not paid when due beyond any applicable grace period, Tenant shall pay, in addition to any charges under Section 14.18, at Landlord's request an administrative fee equal to 1% of the overdue payment.

                   Notwithstanding the foregoing, it is specifically understood and agreed that the installments of Basic Rent payable by Tenant with respect to the Storage Space which accrues during the first two Lease Years shall be abated in their entirety, and Tenant shall have no liability with respect to such amounts.

                   (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                   ARTICLE IV - COMMENCEMENT AND CONDITION

         4.1. COMMENCEMENT DATE. February 1, 1995. Notwithstanding the foregoing, if the construction of the Initial Improvements (as defined in Exhibit AP) has not been substantially completed on or before February 1,1995, then the Commencement Date shall be the first to occur of (i) the date immediately following the day on which the Initial Improvements have been substantially completed, or (ii) March 1, 1995.

         4.2. CONDITION OF THE PREMISES. As set forth in Exhibit AP.

                          ARTICLE V - USE OF PREMISES

         5.1. PERMITTED USE.

              (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for governmental, utility company or employment agency offices.

              (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or
              removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

                  (ii) Tenant will not place on the exterior of the Premises
              (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by

              Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a directory in the lobby of the Building in which will be placed Tenant's name, the location of the Premises in the Building, and up to twelve (12) names of Tenant's departments and/or officers (as designated by Tenant. Notwithstanding the foregoing, Tenant may place two signs (substantially as shown on Exhibit TS hereto) in the locations designated on Exhibit TS hereto, it being agreed that final specifications, design and materials of such signs are subject to Landlord review and consent (which consent shall not be unreasonably withheld or delayed);

                  (iii) Tenant shall not perform any act or carry on any
              practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building;

                  (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations. Without limiting the generality of the foregoing, Tenant shall be responsible, in connection with Tenant's use of the Premises, for compliance with the Americans with Disabilities Act of 1990 (42 U.S.C.ss.12101 ET SEQ.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"). Tenant's compliance obligation shall include only alterations and improvements required, from time to time, to the Premises in order to comply with the ADA Requirements, but not alterations or improvements outside of the Premises, and not any portion of Landlord's Construction Items (as defined in Exhibit AP) which Landlord has explicitly agreed herein to bring into compliance with the ADA Requirements.

                  Notwithstanding the foregoing, Landlord warrants and
              represents that (a) to the extent so specified in Exhibit AP, Landlord's Construction Items shall comply with the ADA Requirements as of the Commencement Date, and (b) Landlord shall be responsible for ensuring that the common areas of the Building comply with the ADA Requirements; and

                  (v) Tenant shall continuously throughout the Term of this
              Lease occupy the Premises for Permitted Uses.

         5.2. INSTALLATIONS AND ALTERATIONS BY TENANT.

              (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent in each instance obtained, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements shall (i) be in accordance with reasonably complete plans and specifications approved in advance by Landlord (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws, (iii) be made only by contractors or mechanics approved by Landlord and who (x) carry general liability and property damage insurance in type and amount as described in Section 10.2 hereof and (y) if the amount of their contract exceeds $30,000.00, have filed lien bonds, lien waivers and the like, (iv) be made at Tenant's sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate, and (v) become a part of the Premises and the Property of the Landlord, unless this Lease is terminated pursuant to Section 12.2 without there having been substantial damage to the Premises or pursuant to Section 14.21.

              (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant or solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such installation or removal.

              (c) In no event shall Landlord be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in or to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

              (d) In the course of any work being performed by Tenant, including without limitation the "field installation" of any Tenant's Removable Property, Tenant agrees to use union labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates within the so-called financial district of Boston, and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or other properties owned or managed by Landlord or its affiliates within the so-called financial district of Boston.

              (e) If Tenant shall make or cause to be made at its own expense any alteration, addition or improvement to the Premises which shall result in an increase in the Taxes, and if Landlord shall provide reasonable evidence to Tenant that such is the case, then Tenant shall pay, in addition to the Basic Rent, Escalation and other charges, the entire increase in such Taxes attributable to such alteration, addition or improvement.

                     ARTICLE VI - ASSIGNMENT AND SUBLETTING

         6.1. PROHIBITION.

              (a) Tenant may assign this Lease or sublet the Premises or any portion thereof with the prior written consent of Landlord, which consent may be withheld at Landlord's sole discretion except as hereinafter expressly otherwise provided. Landlord agrees not to withhold its consent to any subletting to one subtenant of either (A) all of the Premises, or (B) that portion of the Premises containing approximately 3,500 square feet and identified as the "Back Wing" on Exhibit FP hereto, provided Tenant requests same in writing ("Tenants Request"), and provided (i) at the time thereof there is no Default of Tenant under this Lease; (ii) such subtenant could not be accommodated by Landlord in other available space on the first floor of the Building, (iii) Landlord, in its discretion reasonably exercised, determines that the business, proposed use of the Premises by, and financial responsibility of, the proposed sublessee are satisfactory to Landlord; (iv) any sublessee shall expressly assume all obligations of this Lease on Tenant's part to be performed (with such difference in rent as may be specified in such sublease); (v) such consent, if given, shall not release Tenant of any of its obligations under this Lease (including, without limitation, its obligation to pay rent) and Tenant's liability after any subletting shall be joint and several with the sublessee; (vi) Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with Tenant's Request; (vii) Tenant agrees specifically to pay over to Landlord, as additional rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such sublease which are in excess of the amounts otherwise required to be paid pursuant to this Lease (after deducting brokerage commissions, reasonable attorneys' fees and other expenses of Tenant in connection with such subleasing); and (viii) a consent to one subletting to any other person shall not be deemed to be a consent to any subsequent subletting; provided, however, whether or not such conditions to subletting are met, Landlord, at its option, may elect to terminate this Lease upon written notice delivered to Tenant not later than thirty (30) days after Landlord's receipt of Tenant's Request. Notwithstanding the foregoing, in the event Landlord gives such election notice, Tenant shall thereafter have the right to cancel Tenant's Request within a five (5) business day period following Landlord's delivery of its election notice, in which event Landlord shall not have the aforementioned option to terminate. Any assignment, subletting or occupancy without Landlord's prior consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Tenant agrees that in the event that Landlord denies Tenant's Request contrary to the provisions of this paragraph, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent to Tenant's Request, and Tenant expressly waives any right to damages in the event of such denial by Landlord of Tenant's Request (except for Tenant's reasonable attorneys' fees, not to exceed $2,500.00, and other expenses in prosecuting such injunctive action, if Tenant is the prevailing party).

         (b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to

         Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

         (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses.

           ARTICLE VII - RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

         7.1. LANDLORD REPAIRS.

              (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Landlord but excluding any systems installed specifically for Tenant's benefit), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, repair or replace the exterior glass windows of the Premises with Building standard glass, unless such repair or replacement is necessitated by the act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

              (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this
         Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

         7.2. TENANT'S AGREEMENT.

              (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which

         Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the Boston Board of Fire Underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Without limiting the generality of the foregoing, Tenant shall be responsible, in connection with Tenant's use of the Premises, for compliance with the Americans with Disabilities Act of 1990 (42 U.S.C.ss.12101 ET SEQ.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"). Tenant's compliance obligation shall include only alterations and improvements required, from time to time, to the Premises in order to comply with the ADA Requirements, but not alterations or improvements outside of the Premises. Notwithstanding the foregoing or the provisions of
         Article XII, and provided that Landlord has in full force and effect the insurance coverage specified in Section 14.24, Tenant shall be responsible (subject to the provisions of Section 14.20) for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

              (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

         7.3. FLOOR LOAD - HEAVY MACHINERY.

              (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry (being 75 pounds live load per square foot, and 92 pounds dead load per square foot) and which is allowed by law. Landlord reserves the right to prescribe the weight and position, of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

              (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's license to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

         7.4. BUILDING SERVICES.

              (a) Landlord shall, on Business Days from 8:00 am. to 6:00 p.m., and on Saturdays from 9:00 am. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 125 square feet of Premises Rentable Area and an electrical load not exceeding 2.5 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside of the hours and days above specified, Tenant shall so notify the Building management office at least twenty-four hours in advance (which notice may be oral), and Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces to the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, and if such situation is not corrected promptly after notice thereof from Landlord to Tenant, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

              (b) Landlord shall also provide:

                  (i) Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building (which shall not include the elevator located in the Building lobby which is dedicated to the mezzanine level of the Building, which elevator shall be rendered inoperable by Landlord prior to the Commencement Date). Notwithstanding the foregoing, Landlord shall, upon at least ten (10) days prior notice from Tenant, render the elevator located in the Building lobby which is dedicated to the mezzanine level of the Building operable, and in such event (a) Tenant shall, at its sole cost and expense and subject to the provisions of Section 5.2 hereof and to the extent required by the ADA Requirements, perform all work necessary bring such elevator into compliance with the ADA Requirements, and (b) Tenant shall defend, indemnify and hold harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any non-compliance of said elevator with the ADA Requirements.;

                  (ii) Hot water for lavatory and kitchen sink purposes and cold water (at temperatures supplied by the City of Boston) for drinking, lavatory, kitchen sinks and toilet purposes. It is specifically understood and agreed that (i) a portion of the hot water in the Premises is produced by a hot water heater located within the

              Premises, (ii) Landlord warrants and represents that, as of the Commencement Date. such hot water heater shall be in good operating condition. and (iii) any repairs, replacements or maintenance required to be made to such hot water heater (and any other hot water heater or heaters which Tenant may install in the Premises) during the Term of this Lease shall be performed by Tenant at its sole cost and expense. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

                  (iii) Cleaning and janitorial services to the Premises,
              provided the same are kept in order by Tenant, as described in Exhibit CS hereto; and

                  (iv) Free access to the Premises seven days per week,
              twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions.

              It is specifically understood and agreed that Landlord shall not be providing any security service to Tenant in addition to the security service, if any, which Landlord may be providing to other tenants in the Building from time to time.

         7.5. ELECTRICITY.

              (a) Landlord shall supply electricity to the Premises, as supplied to it by the applicable utility company, to meet a demand requirement (utilizing the demand measurement standards established by the supplying utility under the rate applicable to the Landlord) not to exceed 3.0 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current (and 220 volt alternating current as needed for either kitchen, provided that any wiring or fixturing necessary to bring such 220 volt alternating current into the Premises shall be at Tenant's sole cost and expense) and Tenant agrees in its use of the Premises (i) not to exceed such requirements, (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations, and
         (iii) that incidental use of the electrical system over and above the hours and days set forth in Section 7.4 shall not exceed five (5) hours per week. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord shall, if practicable, (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and expense. Landlord shall purchase and install, at Tenant's expense after the Commencement Date, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert any possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than typewriters, personal computers, pencil sharpeners, adding machines, check processing machines, handheld or desktop calculators, dictaphones, and other similar customary office equipment, and the appliances for the two kitchens.

              (b) From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the results of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), or that Tenant uses or has used such electricity more than sixty (60) hours per week in the course of its business operations, in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of the electricity usage in excess of such requirements for the period of such excess usage, as additional charges.

              (c) Tenant's use of electricity in the Premises shall be measured by a so-called "check Meter". Tenant shall pay Landlord, within ten
         (10) business days of its receipt of an invoice therefor, for Tenant's electricity usage as shown on said check meter (which shall be calculated using the same rates being charged to Landlord by the supplying utility company).

              (d) Landlord shall have the right to discontinue furnishing electricity to the Premises at any time upon not less than thirty (30) days' notice to Tenant provided Landlord shall, at Tenant's expense, separately meter the Premises. If Landlord exercises its right hereunder, then from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises. From and after the effective date of such new metering:

                  (i) Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant provided that the wattage limits set forth in paragraph (a) shall not be exceeded; and

                  (ii) Tenant shall arrange for electrical service from, and make payments directly to, the appropriate utility company.

                        ARTICLE VIII - REAL ESTATE TAXES

         8.1. PAYMENT ON ACCOUNT OF REAL ESTATE TAXES.

              (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the

         Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year.

              (b) In the event that, for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

              (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall provide Tenant a copy thereof and advise Tenant of the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Basic Rent, Operating Expenses and Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made one account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

              (d) Notwithstanding anything to the contrary in this Article VIII contained, it is specifically understood and agreed that (i) Tenant shall have no liability for the payment of Escalation Charges for Taxes accruing during the period commencing on the Commencement Date, through and including December 31, 1995, and (ii) Tenant shall not be required to make estimated payments on account of Taxes until January 1, 1996.

         8.2. ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of real estate tax increases for such Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any Year are less than Base Taxes or Base Taxes are abated.

         8.3. ALTERNATE TAXES.

              (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenants share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

              (b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant. However, if such new tax is not being assessed generally with respect to other office buildings in Boston, Tenant shall have the option, exercisable by notice (the "Termination Notice") given to Landlord within sixty
         (60) days after Tenant is first billed for such tax, to terminate this Lease on the date specified in such Termination Notice, which date shall not be less than sixty (60) days or more than one-hundred eighty
         (180) days after such notice is given. Notwithstanding the foregoing, in the event Tenant gives such Termination Notice, Landlord shall thereafter have the right to waive Tenant's liability under this Lease with respect to such new tax within a five (5) business day period following Tenant's delivery of its Termination Notice, in which event Tenant shall not have the aforementioned option to terminate.

                  ARTICLE IX - OPERATING AND UTILITY EXPENSES

         9.1. DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

                  (i) OPERATING YEAR: Each calendar year in which any part of the Term of this Lease shall fall.

                  (ii) OPERATING EXPENSES: The aggregate costs or expenses
              reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance (including, without limitation, costs incurred in complying with the ADA Requirements) and management of the Property (but specifically excluding utility costs) all as set forth in Exhibit OC annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 93% of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were 93% occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year. Tin no event shall Landlord ever collect more than 100% of Operating Expenses in any given Operating Year.

                  (iii) UTILITY EXPENSES: The aggregate costs or expenses
              reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased or intended to be leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual. utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

              Notwithstanding anything to the contrary in this Lease contained, the following costs and expenses shall be excluded from Operating
              Expenses:

                      1. interest, principal, or other payments on loans or
                 other indebtedness;

                      2. costs of leasehold improvements or other improvements
                 or alterations made within space leased or intended to be leased to tenants (including, without limitation, all so-called soft costs associated with such improvements);

                      3. refinancing costs;

                      4. leasing commissions and brokerage fees;

                      5. capital expenditures or any other expenditures not
                 currently chargeable against income in accordance with generally accepted accounting principles, unless same are incurred for the purpose of (i) improving Building operating efficiency and lowering operating costs, (ii) repairing or replacing a system or item of equipment serving the Building on the date of this Lease, (iii) complying with any building code or other law, regulation or legal requirement as to which the Building is not now or hereafter "grandfathered", including, without limitation, the Americans with Disabilities Act 42 U.S.C.ss.12001, et seq., or (iv) complying with the requirements of any insurer of Landlord as a condition for any policy of insurance which Landlord is required to carry under the terms of this Lease. Any allowable capital expenditures shall be amortized in accordance with the provisions of Exhibit OC;

                      6. any cost which is reimbursed to Landlord by third
                 parties (including, without limitation, reimbursement through the proceeds of insurance or a condemnation award);

                      7. the cost of providing services or supplies, materials,
                 or other property, which are separately invoiced and charged to individual tenants of the Building;

                      8. real estate taxes;

                      9. transfer, gains, franchise, inheritance, estate, and
                 income taxes imposed on Landlord;

                      10. the cost of any and all utilities supplied to the
                 Property;

                      11. ground rent, if any, or any other payments under any
                 superior lease;

                      12. lease takeover costs (that is, lease costs of premises located outside of the Building) incurred by Landlord or the cost of any other concessions given or expenses incurred by Landlord (to existing tenants or prospective tenants) in connection with leasing of space in the Building;

                      13. the cost (including legal, litigation or arbitration
                 costs) of any judgment, settlement, or arbitration award resulting from any liability of Landlord for Landlord's negligence or other wrongful conduct;

                      14. the cost of installing, operating and maintaining any
                 common social facility, luncheon club, athletic or recreational club, cafeteria or dining facility, or similar facility;

                      15. the cost of furnishing services or supplies to
                 particular tenants, which services or supplies are not provided to all tenants generally in the Building; and

                      16. any interest or penalty charge incurred by Landlord
                 due to the violation by Landlord of any law.

         9.2. TENANT'S PAYMENTS.

              (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year which the Commencement Date falls or the Term of this Lease ends.

              (b) In the event that for any Operating Year Utility Expenses shall exceed Base Utility Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Utility Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term o(pound) this Lease ends.

              (c) Estimated payments by Tenant on account of Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Basic Rent, Taxes, Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

              ARTICLE X - INDEMNITY AND PUBLIC LIABILITY INSURANCE

         10.1. TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against alt claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any failure of Tenant to comply with its obligations under this Lease in connection with the ADA Requirements; (ii) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises (except those due to Landlord's negligence or the negligence of Landlord's agents, employees, invitees or independent contractors); (iii) from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (iv) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord or any of its agents, employees, invitees or independent contractors) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

         10.2. PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Agent (and such other persons as are in privity of estate with Landlord as way be set out in notice from time to time) and Tenant are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Agent, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be noncancellable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request and as shall not be inconsistent in any material way from the amount required of other private banks or trust companies in first class office buildings in the Boston area, and a duplicate original or certificate thereof shall be delivered to Landlord.

         10.3. TENANTS RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

         10.4. INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, and without affecting Landlord's obligations under Sections 7.1 or 12.3, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage to the extent that such loss or damage is occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property.

                   ARTICLE XI - LANDLORD'S ACCESS TO PREMISES

         11.1. LANDLORD'S RIGHTS. Subject to Tenant's reasonable security requirements (except in the case of emergency), including the maintenance of a log book for all entries after normal business hours, Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting the Premises, and Landlord shall also have the right, upon at least twenty-four (24) hours advance notice (which notice may be oral and which notice shall be waived in the case of an emergency), to enter the Premises for the purpose of making repairs to same. Landlord shall also have the right to make access available during normal business hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

                    ARTICLE XII - FIRE, EMINENT DOMAIN, ETC.

         12.1. ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage, and shall, if necessary for Tenant's occupancy of the Premises, have obtained a certificate of occupancy for the Premises. In any event, Landlord shall promptly apply for a certificate of occupancy for the Premises, and shall prosecute such application to completion with diligence and continuity. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

         12.2. RIGHTS OF TERMINATION.

              (a) If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any material part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, but only if Landlord also terminates the leases of all other tenants in the Building who are similarly affected by such casualty or taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof (unless the Premises were not substantially damaged, in which event this Lease shall terminate ninety days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof).

              (b) If the Premises or the Building are substantially damaged by fire or casualty, or if any material part of the Premises or appurtenant rights thereto is taken by any exercise of the right of eminent domain, then, within forty-five (45) days of any such damage or taking, Landlord or Landlord's contractor shall issue a certificate to Tenant in good faith reasonably estimating the time necessary to restore the Building, the Premises and such appurtenant rights to their immediately prior condition (the "Work Period Estimate"). In case of such taking of all or a material part of the Premises, if the remainder is insufficient for use for Tenant's purposes at the time of such taking, and Landlord receives with the notice hereinafter referred to a certificate to that effect signed by Tenant, or in the case of such substantial damage to the Premises or Building or taking of any part of the Premises or rights appurtenant thereto the Work Period Estimate exceeds 270 days from the date of such damage or taking, Tenant may immediately terminate this Lease by written notice given to Landlord within thirty (30) days of Tenant's receipt of the Work Period Estimate.

         12.3. RESTORATION. If this Lease shall not be terminated pursuant to
Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor (plus the amount of any deductible applicable to such policy). If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional one (1) month), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

         12.4. AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                             ARTICLE XIII - DEFAULT

         13.1. TENANT'S DEFAULT.

               (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                   (i) Tenant shall fail to pay the Basic Rent, Escalation
             Charges or other charges hereunder when due and such failure shall continue for three (3) full business days after notice to Tenant from Landlord; or

                   (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or

             Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                   (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                   (iv) Tenant shall make an assignment for the benefit of
             creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                   (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                   (vi) If a Default of Tenant of the kind set forth in clauses
             (i) or (ii) above shall occur and if either (a) Tenant shall cure such Default within the applicable grace period or (b) Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired, and the same event which would constitute a Default of Tenant if not cured within the applicable grace period shall occur more than once within the next 365 days and is not cured within the applicable grace period;

             then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall IPSO FACTO, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this

              Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

              (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of Notice of intention to re-enter or to institute legal proceedings to that end.

              (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such relating. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

              (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

              (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to applicable law, Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

              (f) if a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or
         (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

              (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

              (h) All reasonable and actual costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

         13.2. LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                     ARTICLE XIV - MISCELLANEOUS PROVISIONS

         14.1. EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, and shall continue doing so for more than five (5) days after written notice thereof is given to Tenant by Landlord, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

         14.2. WAIVER.

              (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

              (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         14.3. COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

         14.4. LANDLORD'S LIABILITY.

              (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, or to an offset against rent and other charges payable by Tenant hereunder (provided that such right to offset shall not be binding on or enforceable against any current or future mortgagee who succeeds to the interest of Landlord under the Lease) for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

              (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or unavoidable failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

              (c) In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

         14.5. NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

         14.6. ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.

              (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon the taking of possession of the Premises (but in no event shall such holder be liable for any obligations of Landlord accruing prior to such date of taking possession).

              (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, if Tenant is provided with a customary form of non-disturbance agreement, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

              (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder, except for those arising before such transfer (unless assumed expressly by the transferee).

         14.7. RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established, published and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

         14.8. ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

         14.9. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

         14.10. PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

         14.11. RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

         14.12. NOTICES. Except as otherwise specifically provided herein, whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by express delivery with receipt, or by registered or certified mail, postage prepaid:

                If intended for Landlord, addressed to Landlord at Landlord's Original Address (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

                If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

                All such notices shall be effective upon receipt, or if sent by registered or certified mail, three (3) full Business Days after being deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

         14.13. WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

         14.14. PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

         14.15. RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect, provided that (in the case of any mortgage or ground lease executed after the date of this Lease) the mortgagee or ground lessor agrees in writing, for itself and its successors and assigns, that so long as there shall not exist any Default of Tenant under this Lease, the mortgagee or ground lessor (and its successors and assigns) will recognize and honor all of the rights of the Tenant hereunder and will not disturb the peaceful, quiet enjoyment of the Premises by the Tenant in accordance with the terms hereof. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may reasonably request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request.

         14.16. STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgement that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

         14.17. SECURITY DEPOSIT. As its security deposit under the Lease, Tenant shall provide Landlord with a letter of credit (in form and substance reasonably acceptable to Landlord) in the face amount of Three Hundred Fifty Thousand Dollars ($350,000) from a recognized commercial bank (not including Tenant) maintaining a branch within Boston (the "Letter of Credit") within three (3) business days after Landlord's approval of the Construction Plans (as defined in Exhibit AP). The Letter of Credit shall provide that Landlord may draw thereunder upon presentation of its certification that a Default of Tenant has occurred and is continuing under this Lease. Provided that there then exists no Default of Tenant, the face amount of the Letter of Credit shall be reduced to One Hundred Thousand Dollars ($100,000) on the third anniversary of the Commencement Date. Tenant shall be entitled to an annual rent credit equal to the fees charged for the Letter of Credit for such year, not to exceed one and one-half percent (1.5%) of the face amount in effect from time to time per year, and such amount shall be credited in the month next following the assessment of such fees. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit and shall give Tenant notice regarding the amount and details of such application, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over and accepted in writing by such grantee as being held for Tenant's security deposit, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

         14.18. REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease beyond any applicable cure period, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum), as an additional charge. Any payment of Fixed Rent, Escalation Charges or other sums payable hereunder not paid when due and continuing unpaid beyond any applicable grace period shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

         14.19. HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than 1 1/2 times the sum of (i) Fixed Rent and (ii) Escalation Charges in effect on the expiration date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

         14.20. WAIVER OF SUBROGATION. Notwithstanding anything else to the contrary in this Lease contained, the parties hereto agree that neither party, nor its agents, employees, contractors or invitees shall be liable to the other for loss or damage caused by any risk covered by any of the insurance coverages hereinafter described, and in implementation hereof, the parties hereby agree as follows:

              (a) If Landlord shall suffer any loss, damage, liability or expense for which Tenant shall be obligated to pay Landlord, Tenant shall have as an offset against said obligation the greater of (i) the net proceeds of any insurance that Landlord receives with respect to such loss, damage, liability or expense or (ii) the amount of insurance coverage Landlord has agreed to obtain pursuant to Section 14.24, regardless of whether Landlord actually has obtained it, if such loss, damage, liability or expense shall have resulted from a risk or peril required hereunder to have been covered by such insurance.

              (b) If Tenant shall suffer any loss, damage, liability or expense for which Landlord shall be obligated to pay Tenant, Landlord shall have as an offset against said obligation the greater of (i) the net proceeds of any insurance that Tenant receives with respect to such loss, damage, liability or expense or (ii) the amount of insurance coverage Tenant has agreed to obtain hereunder, regardless of whether Tenant actually has obtained it, if such loss, damage, liability or expense shall have resulted from a risk or peril required hereunder to have been covered by such insurance.

              (c) Notwithstanding the foregoing with respect to the offset in the amount of insurance proceeds received, the parties acknowledge that such offset shall not cause the insurer which has paid the proceeds to declare the governing policy invalid. The parties therefore mutually agree that each shall obtain a rider to, endorsement on, or clause in, any insurance policy covering the Premises and the Building and personal property, fixtures and equipment located therein by which their insurers shall waive subrogation. By virtue of such rider, endorsement, or clause, the parties hereby agree that they will not make any claim against or seek to recover from each other for any loss or damage to their own property or to the property of others by reason of a risk or peril covered by such insurance.

         14.21. EARLY TERMINATION. If at any time Landlord desires to demolish all or any substantial portion of the Building and this Lease is still in effect, this Lease may be terminated by Landlord by giving Tenant at least twenty-four (24) months prior notice of Landlord's intention so to do, which notice shall not be delivered to Tennant prior to the three year anniversary of the Commencement Date, provided that (i) all other tenants of the Building are given notices of termination, and (ii) at least ten (10) months before the designated termination date for this Lease, Landlord provides Tenant with reasonable evidence that such demolition will in fact occur. If such notice is given by Landlord, then the term of this Lease shall end on the date set forth in such notice, all with the same force and effect as though the Term of this Lease had originally been scheduled to expire on such date.

         14.22. SUBSTANTIATION OF CHARGES. Whenever it is provided in this Lease that Tenant shall pay or reimburse Landlord for certain costs and expenses incurred by Landlord (including fees and costs for the services of lawyers, engineers, architects, and other consultants but excluding rent and Tenant's proportionate share of increases in Taxes and Operating Costs), Tenant shall first be given an invoice for such costs and expenses which shall described in reasonable detail (i) the work performed or services rendered and the date(s) on which such work was performed or such services were provided, (ii) the name of the person who performed such work or services, (iii) the time spent in providing such work or services (shown on a daily basis), and (iv) the nature of any disbursements made by the person who performed such work or services.

         14.23. SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

         14.24. LANDLORD'S INSURANCE. Landlord shall maintain in full force from the date upon which Tenant first enters the Premises under this Lease for any reason, throughout the Term of this Lease, a policy of all risk casualty insurance covering the Budding in an amount equal to the full replacement cost of the Building from time to time.

         14.25. BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Broker, if any, identified in Section 1.3 hereof, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker).

         14.26. GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

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

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:                           BOSTON PRIVATE BANCORP, INC.
------

                                  By: /s/ Timothy L. Vaill
                                      -----------------------------------------
                                      Title: President

LANDLORD:                         BEANROCK REALTY ASSOCIATES
--------

                                  By its general partners

                                  Ten-10 Holdings Limited Partnership

                                  By: /s/ J. H. Walton, Jr.
                                      -----------------------------------------
                                      J. H. Walton, Jr. Managing Partner

                                  By: /s/ John B. Griffith
                                      -----------------------------------------
                                      John B. Griffith, Managing Partner

                                   EXHIBIT AP

                             (ADDITIONAL PROVISIONS)

 1. CONDITION OF THE PREMISES. Except for the performance of Landlord's Work Items (as defined in Section 2(a) of this Exhibit AP), the Premises are being leased in their condition as is, without representation or warranty of any kind. Tenant specifically acknowledges and agrees that it has inspected the Premises and common areas of the Building and, except for Landlord's Work Items, has found same to be satisfactory.

 2. IMPROVEMENTS ALLOWANCE. (a) Within twenty (20) days after the date of this Lease, Tenant shall submit to Landlord for approval, construction drawings and specification (collectively, the "Construction Plans") for the construction of the proposed leasehold improvements in the Premises (the "Initial Improvements"), prepared at Tenant's expense by an architect selected by Tenant ("Tenant's Architect"). The Initial Improvements shall include only those types of improvements which are customarily found within first class banking offices. During the preparation of the Construction Plans, Landlord shall make its architect and engineer for the Building available to Tenant's architect on a reasonable basis, at Tenant's sole cost and expense, to provide whatever information and documentation they possess regarding the Building and its systems and to provide input for the preparation of the Construction Plans.

            In addition to the Construction Plans, Landlord's architect shall draft a set of as built plans reflecting the Premises as of the date of this Lease, such plans to be at Landlord's sole cost and expense to a maximum of $2,500.00. Tenant shall be liable for all costs of such as built plans in excess of such amount. All payments for such as built plans shall be made by Landlord and Tenant, as the case may be, directly to the architect.

            The Construction Plans shall include the following work ("Landlord's Construction Items"), which shall be accomplished at Landlord's expense as part of the Initial Improvements (but the cost of same shall not be included in or deducted from the Construction Allowance, as hereinafter defined):

                 (i) Landlord shall purchase and install a sink in each location within the Premises where one has been previously located and removed;

                 (ii) In addition to men's and women's rooms currently located on the mezzanine level of the Premises, Landlord shall construct a unisex bathroom on the mezzanine level of the Premises, which unisex bathroom shall comply with the ADA Requirements as of the Commencement Date;

                 (iii) With respect to the existing bathroom on the first floor of the Premises, Landlord will attempt to obtain a building permit for the initial Improvements which will allow the existing bathroom on the first floor of the Premises to remain in its current location and configuration, without the necessity for additional bathrooms on the first floor of the Premises.

                  If such building permit is denied based on the non-compliance of the first floor of the Premises with the applicable requirements of the plumbing code, Landlord will seek a variance from such plumbing code requirements which would allow either (i) the existing first floor bathroom to remain in its current location and configuration, without the necessity for additional bathroom fixtures on the first floor of the Premises or, in the alternative, (ii) the existing first floor bathroom to be removed, without the necessity for additional bathroom fixtures on the first floor of the Premises.

                  However, if Landlord is unable to obtain such a variance,
              Landlord shall, at its option, either:

                  (1) construct two bathrooms (or, to the extent allowed under applicable code, create one unisex bathroom) on the first floor of the Premises (utilizing the existing bathroom and other space within the Premises as necessary to meet the applicable plumbing code and ADA Requirements), which bathrooms (or unisex bathroom, as the case may be) shall comply with the requirements of the applicable plumbing code and the ADA Requirements as of the Commencement Date; or

                  (2) construct a bathroom or bathrooms in the lobby of the Building (which Tenant may use in common with others in the Building), which bathroom or bathrooms shall comply with the requirements of the applicable plumbing code and the ADA Requirements as of the Commencement Date;

              Notwithstanding anything to the contrary in this Lease contained, if, for whatever reason, the existing bathroom on the first floor of the Premises remains in its current location and configuration, Tenant shall, at its sole cost and expense and subject to the provisions of Section 5.2 hereof, perform all work necessary to bring such bathroom into compliance with the ADA Requirements, and
              (b) Tenant shall defend, indemnify and hold harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any non-compliance of said bathroom with the ADA Requirements;

                  (iv) perform all work necessary to bring the elevator located within the Premises into compliance with the ADA Requirements as of the Commencement Date;

              (b) Within ten (10) business days after submission of the Construction Plans for approval by Landlord, Landlord shall either approve the Construction Plans or note its specific objections thereto to Tenant. Thereafter, Landlord and Tenant shall act in good faith to resolve such objections.

              (c) If the Construction Plans are approved by Landlord, they shall be put out to bid to one or more union general contractors selected by Tenant but subject to

       Landlord's approval reasonably exercised. Any changes to the Construction Plans shall be submitted to Landlord for its prior consent, which shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable for withholding its consent to any change in the Construction Plans which impacts the structure, exterior, and/or mechanical systems of the Building. Tenant shall select a general contractor from among those approved by Landlord, and the contract for the Initial Improvements shall be between Tenant and such general contractor. Tenant's Architect shall be the supervisory architect for the Initial Improvements. The Initial Improvements shall be constructed and installed in accordance with all of the terms of this Lease, including, without limitation, the provisions of Section 5.2.

              (d) Landlord shall reimburse Tenant for the costs and expenses incurred by Tenant in connection with the Initial Improvements (including, without limitation, architectural and engineering services), to a maximum of $250,000.00. Such payment(s) shall be made by Landlord to Tenant within ten (10) business days of Landlord's receipt of invoices evidencing such costs and expenses.

3. MOVING ALLOWANCE. Landlord shall reimburse Tenant for the costs and expenses incurred by Tenant in moving into the Premises, to a maximum of $50,000.00. Such payment(s) shall be made by Landlord to Tenant within ten (10) business days of Landlord's receipt of invoices evidencing such costs and expenses. Such moving costs shall include, without limitation, the cost of disconnecting, moving, re-installing, and adjusting and modifying where necessary the phone systems, computers and computer systems and peripherals, and other equipment owned or leased by Tenant.

4. SIGN ALLOWANCE. Landlord shall reimburse Tenant for the costs and expenses incurred by Tenant in connection with the installation by Tenant of any signs in accordance with the terms of this Lease (including, without limitation, the design and manufacture of such signs), to a maximum of $7,500,00. Such payment(s) shall be made by Landlord to Tenant within ten (10) business days of Landlord's receipt of invoices evidencing such costs and expense.

5. UNAMORTIZED IMPROVEMENTS ALLOWANCE. Landlord shall reimburse Tenant for its unamortized tenant improvements at its offices at One Winthrop Square, to a maximum of $160,000.00. Such payment(s) shall be made by Landlord to Tenant within ten (10) business days of Landlord's receipt of a reasonably detailed calculation of such unamortized costs.

6. BASIC RENT CREDIT. Tenant has represented that for the twenty-three (23) month period commenting on the Commencement Date, through and including December 31, 1996, Tenant will incur a rental liability for its premises at One Winthrop Square.

              It being Landlord's intent to offset any such rental liability of Tenant with respect to the One Winthrop Square premises (to a maximum of $275,000.00) and the Ten Winthrop Square Premises (being $31,793.13), it is hereby specifically understood and agreed that (i) the first two (2) fall monthly installments of Basic Rent accruing hereunder shall be abated in their entirety, and Tenant shall have no liability with respect to such amounts, and (ii) each monthly installment of Basic Rent accruing thereafter, through and including December 31,1996, shall be abated by an amount not to exceed $12,500.00 per month, and Tenant shall have no liability with respect to such amounts.

              Notwithstanding the foregoing, should Tenant either (i) sublet its premises at One Winthrop Square or assign its lease in connection with same, or (ii) otherwise receive a rental credit or abatement from its landlord at One Winthrop Square, Tenant shall promptly notify Landlord of same in writing. In such event, the Basic Rent abatement described in the immediately preceding paragraph shall be reduced by the amount of the proceeds of any such subletting or assignment, or the amount of such rental credit or abatement, as the case may be. Tenant shall provide Landlord, not later than thirty (30) days after its receipt of same, with a copy of each monthly invoice it receives on account of rent payments for its One Winthrop Square premises, together with evidence of payment of same.

7. OPTIONS TO EXPAND: (a) Provided that there exists no Default of Tenant, Tenant shall have the right at its option to include within the purview of this Lease Area A (as hereinafter defined), on the same terms and conditions then in effect with respect to the Premises, except for Basic Rent, which shall be at a per square foot rate equal to fifty percent (50%) of the per square foot Basic Rent rate applicable to the Premises located on the Ground Floor and mezzanine level of the Building from time to time. Tenant may only exercise this option by written notice (the "Area A Notice") delivered to Landlord not later than January 31,1997. If Tenant fails to exercise the expansion option within the aforesaid time period, Tenant's tight to Area A shall expire. Area A shall be comprised of approximately 3,654 contiguous rentable square feet of space located on the lower level of the Building and substantially as shown on Exhibit FP hereto. If Tenant exercises this option as aforesaid, (i) Landlord shall use best efforts to deliver possession of Area A to Tenant on February 1,1998 (it being represented by Landlord that the current lease of Area A is due to expire prior to such date), and Tenant agrees to accept same on a strictly "as is" basis, and (ii) as of the date on which Landlord delivers possession of Area A to Tenant, the Escalation Factor and the Annual Basic Rent shall be increased appropriately to account fox Area A.

              (b) Provided that there exists no Default of Tenant, and further provided that Tenant shall have exercised its expansion option with respect to Area A as aforesaid, Tenant shall have the right at its option to include within the purview of this Lease Area B (as hereinafter defined), on the same terms and conditions then in effect with respect to the Premises, except for Basic Rent, which shall be at the same Basic Rent rate applicable to Area A. Tenant may only exercise this option by written notice (the "Area B Notice") delivered to Landlord not later than January 31,1999. If Tenant fails to exercise the expansion option within the aforesaid time period, Tenant's right to Area B shall expire. Area B shall be comprised of approximately 3,654 contiguous rentable square feet of space located on the lower level of the Building and substantially as shown on Exhibit FP hereto. If Tenant exercises this option as aforesaid,
       (i) Landlord shall use best efforts to deliver possession of Area B to Tenant on February 1, 2000 (it being represented by Landlord that the current lease of Area B is scheduled to expire prior to such date), and Tenant agrees to accept same on a strictly "as is" basis, and (ii) as of the date on which

       Landlord delivers possession of Area B to Tenant, the Escalation Factor and the Annual Basic Rent shall be increased appropriately to account for Area B.

              (c) In addition to, and without limiting, the rights of Tenant to expand as provided in subsection (a) and (b) above, and provided that there exists no Default of Tenant hereunder, Tenant shall have the right to lease from Landlord, at the prevailing fair market rental rate for such space (as determined as hereinafter set forth) all or any portion of Area A and/or Area B if same becomes "available" during the Term of this Lease. For purposes of this Section 7 of Exhibit AP, such space shall be "available" if the lease for such space has expired by its terms and the tenant's right to occupy such space pursuant to its lease has terminated.

                  If all or any portion of Area A and/or Area B becomes available, before Landlord offers such space to any third party (except for other tenants who have preexisting rights with respect to such space), Landlord shall first notify Tenant ("Landlord's Offer's") of the availability thereof (including the size and location of such space) and the date on which Landlord offers to deliver such space to Tenant (the "Delivery Date"). In addition, Landlord's Offer shall also contain Landlord's determination of the fair market rental rate for such space.

                  If Tenant elects to accept Landlord's Offer, Tenant shall do so by written notice to Landlord ("Tenant's Acceptance") given not later than three (3) business days after Tenant's receipt of Landlord's Offer. If Tenant fails to deliver Tenant's Acceptance within the aforesaid time period, Tenant's rights with respect to such space shall expire. Tenant's Acceptance shall contain a statement from Tenant that it either accepts or rejects Landlord's determination of the prevailing fair market rental rate for such space. If Tenant rejects Landlord's determination of the prevailing fair market rental rate for such space, then Tenant's Acceptance shall also contain the name of one qualified appraiser. In such event Landlord shall, within thirty (30) days of Landlord's receipt of Tenant's Acceptance, provide Tenant with written notice of a second qualified appraiser, and these two appraisers shall name a third qualified appraiser. It shall then be the duty of the appraisers to ascertain the prevailing fair market rental rate for such space. The three appraisers shall each make a determination of the prevailing fair market rental rate for the space; the three appraisals will be averaged; the appraisal farthest from the average will be disregarded; and the two remaining appraisals will be averaged to obtain the prevailing fair market rental rate for the space. If any appraiser shall neglect or refuse to appear at any meeting appointed by the appraisers, a majority may act in the absence of such appraiser. The appraisers' determination of the prevailing fair market rental rate for the space as aforesaid shall be conclusive and shall be binding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible for fifty percent (50%) of the costs of the third appraiser. An appraiser hereunder shall be deemed qualified if a member in good standing of the American Institute of Real Estate Appraisers or a comparable recognized professional organization and such appraiser is experienced in providing fair market rental value appraisals of commercial real estate in the financial district of Boston. The third appraiser that is selected by the two appraisers that are appointed by Landlord and Tenant respectively must not have undertaken appraisal or other such work on behalf of either party or any affiliates of either party during the three year period before such third appraiser's selection.

                  In the event that Tenant accepts Landlord's Offer as aforesaid, then from and after the Delivery Date the term Premises as used in this Lease shall mean and include such additional space and, except as otherwise provided in Landlord's Offer, the Annual Basic Rent and the Escalation Factor shall be increased appropriately to account for the such additional space.

8. RIGHT OF FIRST OFFER #1. In addition to, and without limiting, the rights of Tenant to expand as provided in Section 7 of this Exhibit AP, and provided that there then exists not Default of Tenant, Tenant shall have the right to lease from Landlord approximately 1,837 contiguous rentable square feet of space ("Area C") located on the lower level of the Building and substantially as shown on, Exhibit FP hereto, the first time on which Area C becomes "available" during the Term of this Lease. For purposes of this Section 8 of Exhibit AP, Area C shall be "available" if the lease for such space has expired by its terms and the tenant's right to occupy such space pursuant to its lease has terminated.

                  If Area C becomes available, before Landlord offers such space to any third patty (except for other tenants who have pre-existing rights with respect to such space), Landlord shall first notify Tenant ("Landlord's Offer") of the availability thereof and the date on which Landlord offers to deliver Area C to Tenant (the "Area C Delivery Date"). In addition, if Landlord's Offer is delivered after the five year anniversary of the Commencement Date, it shall also contain Landlord's determination of the fair market rental rate for Area C. If Tenant fails to deliver to Landlord a written acceptance Landlord's Offer within three
       (3) business days from the date of Tenant's receipt of Landlord's Offer, then Tenant's rights with respect to Area C shall expire.

                  In the event that Tenant accepts Landlord's Offer as aforesaid, then from and after the Area C Delivery Date the term Premises as used in this Lease shall mean and include Area C and, except as otherwise provided in Landlord's Offer, the Annual Basic Rent and the Escalation Factor shall be increased appropriately to account for the Area C.

                  If Tenant receives Landlord's Offer prior to the five year anniversary of the Commencement Date, then the Basic Rent payable with respect to Area C shall be at a per square foot rate equal to fifty percent (50%) of the per square foot Basic Rent rate from time to time applicable to the Premises located on the Ground Floor and mezzanine level of the Building.

                  If Tenant receives Landlord's Offer on or after the five year anniversary of the Commencement Date, then the Basic Rent payable with respect to Area C shall be as set forth in Landlord's Offer.

9. RIGHT OF FIRST OFFER #2. In addition to, and without limiting, the rights of Tenant to expand as provided in Section 7 of this Exhibit AP and the Right of First Offer set forth in Section 8 of this Exhibit AP, and provided that (i) there then exists no Default of Tenant, and (ii) Tenant shall have exercised its expansion rights with respect to Areas A and Area B, Tenant shall have the right to lease from Landlord approximately 3,434 contiguous rentable square feet of space ("Area D") located on the thirteenth floor of the Building and substantially as shown on Exhibit FP-13 hereto, at the prevailing fair market rental rate for Area D (as determined as set forth below) all as hereinafter set forth.

                  It is specifically understood that as of the Commencement Date Area D is being occupied by a tenant on a tenancy-at-will basis. After such tenancy-at-will has been terminated, Landlord may enter into one lease of Area D with any other person or entity (the "Original Lease"), provided that the term of such lease is no longer than five years. For purposes of this Section 9 of Exhibit AP, Area D shall be "available" if the Original Lease has expired by its terms and the tenant's right to occupy such space pursuant to the Original Lease has terminated.

                  The first time during the Term on which Area D becomes available, before Landlord offers such space to any Third Party (as hereinafter defined), Landlord shall first notify Tenant ("Landlord's Offer") of the availability thereof and the date on which Landlord offers to deliver Area D to Tenant (the "Area D Delivery Date"), and Landlord's determination of the fair market rental rate for Area D.

                  As used in this Section 9 of Exhibit AP, the terns Third Party shall not include (i) any tenant of the Building then occupying all of the twelfth floor, (ii) any tenant of the Building then occupying any space on the thirteenth floor, or (iii) any person or entity that agrees to lease all of the thirteenth floor from Landlord.

                  If Tenant elects to accept Landlord's Offer, Tenant shall do so by written notice to Landlord ("Tenant's Acceptance") given not later than three (3) business days after Tenant's receipt of Landlord's Offer. If Tenant fails to deliver Tenant's Acceptance within the aforesaid time period, Tenant's rights with respect to Area D shall expire. Tenant's Acceptance shall contain a statement from Tenant that it either accepts or rejects Landlord's determination of the prevailing fair market rental rate for Area D. If Tenant rejects Landlord's determination of the prevailing fair market rental rate for Area D, then Tenant's Acceptance shall also contain the name of one qualified appraiser. In such event Landlord shall, within thirty (30) days of Landlord's receipt of Tenant's Acceptance, provide Tenant with written notice of a second qualified appraiser, and these two appraisers shall name a third qualified appraiser. It shall then be the duty of the appraisers to ascertain the prevailing fair market rental rate for Area D. The three appraisers shall each make a determination of the prevailing fair market rental rate for Area D; the three appraisals will be averaged; the appraisal farthest from the average will be disregarded; and the two remaining appraisals will be averaged to obtain the prevailing fair market rental rate for Area D. If any appraiser shall neglect or refuse to appear at any meeting appointed by the appraisers, a majority may act in the absence of such appraiser. The appraisers' determination of the prevailing fair market rental rate for Area D as aforesaid shall be conclusive and shall be binding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible for fifty percent (50%) of the costs of the third appraiser.

       An appraiser hereunder shall be deemed qualified if a member in good standing of the American Institute of Real Estate Appraisers or a comparable recognized professional organization and such appraiser is experienced in providing fair market rental value appraisals of commercial real estate in the financial district of Boston. The third appraiser that is selected by the two appraisers that are appointed by Landlord and Tenant respectively must not have undertaken appraisal or other such work on behalf of either party or any affiliates of either party during the three year period before such third appraiser's selection.

                  In the event that Tenant accepts Landlord's Offer as aforesaid, then from and after the Area D Delivery Date the term Premises as used in this lease shall mean and include Area D and, except as otherwise provided in Landlord's Offer, the Annual Basic Rent and the Escalation Factor shall be increased appropriately to account for the Area D.

                  If after the Area D Delivery Date Landlord so requests in writing, Tenant shall vacate Area D and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout, finish and utility to Area D, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its Removable Property from Area D to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operation of Tenant. Any such substitute space shall, from and after such relocation, be treated as Area D and a part of the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

10. PARKING. Landlord shall make available to Tenant throughout the term of this Lease, to the extent that Landlord continues to maintain a contractual arrangement with the owner of the Post Office Square parking garage (the "Garage") for parking spaces, up to and including six (6) full-size parking spaces in the Garage (the "Parking Spaces"), which Tenant shall lease under one or more parking contracts with the owner or manager of the garage, as the case may be, at rates generally prevailing in the Garage from time to time. Tenant shall notify Landlord, within thirty (30) days after the Commencement Date, as to the number of the Parking Spaces Tenant initially desires to utilize, and shall enter into such leases/contracts as shall be typical of other such users of the Garage. If Tenant exercises such rights as to less than all of the Parking Spaces, Tenant may from time to time thereafter during the term of this Lease enter into any contracts for the remaining Parking Spaces, provided (i) Tenant provides Landlord with not less than sixty (60) days prior written notice of its election, (ii) Tenant enters into such remaining contract(s) within the sixty (60) day period following written notice to Landlord, and (iii) Landlord or the garage operator at its option, may require that the term of any such parking contract commence on the first day of a calendar month.

11. OPTIONS TO EXTEND. (a) Tenant shall have the option to extend the Term as to the entire Premises for one (1) period of five (5) years, upon the same terms and conditions then in effect with respect to the Premises, except for Basic Rent, which shall be determined as provided hereinbelow, provided that at the time such option to extend is exercised and at the expiration of the initial Term Tenant shall not be in default under this Lease beyond any applicable cure period.

                  The Basic Rent for such extension period payable with respect to the Premises shall be the greater of (i) ninety percent (90%) of the prevailing fair market rental rate for the Premises as of the date of commencement of the extension period, as determined as hereinafter set forth, or (ii) the Basic Rent payable by Tenant with respect to the Premises for the last Lease Year during the initial Term.

                  At any time after October 1, 2003 and prior to December 31, 2003, Tenant may request Landlord to inform Tenant of the prevailing fair market rental rate for the Premises which will be in effect for the first extension period, and in such event Landlord shall within thirty (30) days thereafter notify Tenant as to the prevailing fair market rental rate for the fast extension period as of the commencement of the extension period, as determined by Landlord.

                  If Tenant elects to exercise its option to extend the initial Term of this Lease for the first extension period, Tenant shall do so by written notice to Landlord ("Tenant's Exercise") given not later than January 31, 2004. If Tenant fails to exercise the extension option within the aforesaid time period, Tenant's right to such extension of the Term of this Lease shall expire. Tenant's Exercise shall contain a statement from Tenant that it either accepts or rejects Landlord's determination of the prevailing fair market rental rate for the Premises. If Tenant rejects Landlord's determination of the prevailing fair market rental rate for the Premises, then Tenant's Exercise shall also contain the name of one qualified appraiser. In such event Landlord shall, within thirty
       (30) days of Landlord's receipt of Tenant's Exercise, provide Tenant with written notice of a second qualified appraiser, and these two appraisers shall name a third qualified appraiser. It shall then be the duty of the appraisers to ascertain the prevailing fair market rental rate for the Premises. The three appraisers shall each make a determination of the prevailing fair market rental rate for the Premises; the three appraisals will be averaged; the appraisal farthest from the average will be disregarded; and the two remaining appraisals will be averaged to obtain the prevailing fair market rental rate for the Premises. If any appraiser shall neglect or refuse to appear at any meeting appointed by the appraisers, a majority may act in the absence of such appraiser. The appraisers' determination of the prevailing fair market rental rate for the Premises as aforesaid shall be conclusive and shall be binding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible for fifty percent (50%) of the costs of the third appraiser. An appraiser hereunder shall be deemed qualified if a member in good standing of the American Institute of Real Estate Appraisers or a comparable recognized professional organization and such appraiser is experienced in providing fair market rental value appraisals of commercial real estate in the financial district of Boston. The third appraiser that is selected by the two appraisers that are appointed by Landlord and Tenant respectively must not have undertaken appraisal or other such work on behalf of either party or any affiliates of either party during the three year period before such third appraiser's selection.

              (b) Tenant shall have the option to extend the Term as to the entire Premises for a second period of five (5) years, upon the same terms and conditions then in effect with respect to the Premises, except for Basic Rent, which shall be determined as provided hereinbelow, provided that (i) Tenant shall have exercised its first extension option in a timely manner, and (ii) at the time such second option to extend is exercised and at the expiration of first extension period Tenant shall not be in default under this Lease beyond any applicable cure period.

                  The Basic Rent for such extension period payable with respect to the Premises shall be the greater of (i) ninety percent (90%) of the prevailing fair market rental rate for the Premises as of the date of commencement of the extension period, as determined as hereinafter set forth, or (ii) the Basic Rent payable by Tenant with respect to the Premises for the last Lease Year during the first extension period.

                  At any time after October 1, 2008 and prior to December 31, 2008, Tenant may request Landlord to inform Tenant of the prevailing fair market rental rate for the Premises which will be in effect for the first extension period, and in such event Landlord shall within thirty (30) days thereafter notify Tenant as to the prevailing fair market rental rate for the first extension period as of the commencement of the extension period, as determined by Landlord.

                  If Tenant elects to exercise its option to extend the initial Term of this Lease for the second extension period, Tenant shall do so by written notice to Landlord ("Tenant's Exercise") given not later than January 31, 2009. If Tenant fails to exercise the extension option within the aforesaid time period, Tenant's right to such extension of the Term of this Lease shall expire. Tenant's Exercise shall contain a statement from Tenant that it either accepts or rejects Landlord's determination of the prevailing fair market rental rate for the Premises. If Tenant rejects Landlord's determination of the prevailing fair market rental rate for the Premises, then Tenant's Exercise shall also contain the name of one qualified appraiser. In such event Landlord shall, within thirty
       (30) days of Landlord's receipt of Tenant's Exercise, provide Tenant with written notice of a second qualified appraiser, and these two appraisers shall name a third qualified appraiser. It shall then be the duty of the appraisers to ascertain the prevailing fair market rental rate for the Premises. The three appraisers shall each make a determination of the prevailing fair market rental rate for the Premises; the three appraisals will be averaged; the appraisal farthest from the average will be disregarded; and the two remaining appraisals will be averaged to obtain the prevailing fair market rental rate for the Premises. If any appraiser shall neglect or refuse to appear at any meeting appointed by the appraisers, a majority may act in the absence of such appraiser. The appraisers' determination of the prevailing fair market rental rate for the Premises as aforesaid shall be conclusive and shall be binding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible for fifty percent (50%) of the costs of the third appraiser. An appraiser hereunder shall be deemed qualified if a member in good standing of the American Institute of Real Estate Appraisers or a comparable recognized professional organization and such appraiser is experienced in providing fair market rental value appraisals of commercial real estate in the financial district of Boston. The third appraiser that is selected by the two appraisers that are appointed by Landlord and Tenant respectively must not have undertaken appraisal or other such work on behalf of either party or any affiliates of either party during the three year period before such third appraiser's selection.

12. EXCLUSIVE USE. Landlord shall not lease any other space on the first floor of the Building for banking uses without Tenant's prior written approval.

13. ELEVATOR EXPENSES. For the purposes of this Section 13 of Exhibit AP, the following terms shall have the following respective meanings:

            (i) Elevator: The elevator located within the Premises.

            (ii) Elevator Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, repair (including replacement, if necessary), and maintenance of the Elevator after the completion of Landlord's Work Items with respect thereto. Notwithstanding the foregoing, if, during the Term of this Lease, Landlord shall, in connection with the operation, repair (including replacement, if necessary), and maintenance of the Elevator, make a capital expenditure or any other expenditure not currently chargeable against income in accordance with generally accepted accounting principles, there shall nevertheless be included in Elevator Expenses for the Operating Year in which is was made and in Elevator Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure PLUS an interest factor, reasonably determined by Landlord as being the interest rate being charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

            (iii) Base Elevator Expenses: The Elevator Expenses for the calendar year ending December 31,1995.

            In the event that for any Operating Year Elevator Expenses shall exceed Base Elevator Expenses, Tenant shall pay to Landlord, as additional rent, an amount equal to such excess Elevator Expenses, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

            Estimated payments by Tenant on account of Elevator Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Elevator Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Elevator Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Basic Rent, Taxes, Operating Expenses, Utility Expenses and Elevator Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Elevator Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

14. ASBESTOS. If asbestos is identified or discovered within the Premises during the performance of the Initial Improvements and such discovery or identification is communicated to Landlord in writing, or if Landlord discovers or identifies asbestos within the Premises during the performance of Landlord's Construction Items, and if applicable laws and regulations require that such asbestos be either removed or encapsulated, then Landlord shall, at its sole cost and expense and at its option, either remove or encapsulate such asbestos in accordance with such applicable laws and regulations.

                                   EXHIBIT OC

                     [ITEMS INCLUDED IN OPERATING EXPENSES]

         A. All costs (other than utilities) incurred by Landlord in connection with the operating, administration, cleaning, repair, maintenance and management of the Property including, without limitation:

         1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to the employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be equitably prorated among the Property and such other properties.

         2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property, including without limitation fees, if any, imposed upon Landlord, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

         3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be equitably prorated among the Property and such other properties.

         4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts incurred for management, together with, in either case, amounts incurred for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

         5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

         6.   Capital expenditures not excluded under the provisions of Section
              9.1 of this Lease. If Landlord shall make a permitted capital expenditure, there shall be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure by the number of years of useful life of the capital expenditure; and the useful life shall be determined m accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

         7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

         8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

                                   EXHIBIT CS

                            [CLEANING SPECIFICATIONS]

A.  Premises

    Daily on Business Days:

         1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

         2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

         3.   Vacuum all rugs and carpeted areas.

         4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

         5.   Wash clean all water fountains.

         6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

    Quarterly:

         Render high dusting not reached in daily cleaning to include:

         1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

         2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

         3.   Dusting of all pipes, ducts and high moldings.

B.  LAVATORIES

         Daily on Business Days:

         1.   Sweep and damp mop floors.

         2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, pipes and toilet seat hinges.

         3.   Wash both sides of all toilet seats.

         4.   Wash all basins, bowls and urinals.

         5.   Dust and clean all powder room fixtures.

         6.   Empty and clean paper towel and sanitary disposal receptacles.

         7.   Remove waste paper and refuse.

         8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

         9.   A sanitizing solution will be used in all lavatory cleaning.

    Monthly:

         1.   Machine scrub lavatory floors.

         2.   Wash all partitions and tile walls in lavatories.

C.  MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

    Daily on Business Days:

         1.   Sweep and wash all floors.

         2.   Wash all rubber mats.

         3.   Clean elevators, wash or vacuum floors, wipe down walls and doors.

         4.   Spot clean any metal work inside lobby.

         5.   Spot clean any metal work surrounding building entrance doors.

    Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

D. Window Cleaning Windows of exterior walls will be washed on the inside and the outside, once every two months - weather permitting.

E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

                                   EXHIBIT FP

[GROUND FLOOR GRAPHIC]

                                   EXHIBIT FP

                            [MEZZANINE FLOOR GRAPHIC]

                                   EXHIBIT FP

                                    [GRAPHIC]

                                  EXHIBIT FP-13

                              [13TH FLOOR GRAPHIC]

                               BOSTON PRIVATE BANK
                                 & TRUST COMPANY

                            [TENANT'S SIGNS GRAPHIC]